The Tax-Exempt Fund of Maryland 1101 Vermont Ave., N.W. Washington, DC 20005 Telephone (202) 842-5665

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$5,376
Class B	$83
Class C	$560
Class F1	$335
Class F2	$235
Total	$6,589

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.2722
Class B	$0.2133
Class C	$0.2099
Class F1	$0.2638
Class F2	$0.2872

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	18,673
Class B	339
Class C	2,545
Class F1	1,194
Class F2	814
Total	23,565

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$15.02
Class B	$15.02
Class C	$15.02
Class F1	$15.02
Class F2	$15.02

The Tax-Exempt Fund of Virginia 1101 Vermont Ave., N.W. Washington, DC 20005 Telephone (202) 842-5665

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$6,750
Class B	$84
Class C	$532
Class F1	$531
Class F2	$256
Total	$8,153

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.2868
Class B	$0.2247
Class C	$0.2210
Class F1	$0.2781
Class F2	$0.2998

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	21,923
Class B	294
Class C	2,384
Class F1	1,724
Class F2	831
Total	27,156

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$15.84
Class B	$15.84
Class C	$15.84
Class F1	$15.84
Class F2	$15.84